UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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HSBC Funds
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HSBC Funds

HSBC Opportunity Fund	Aggressive Strategy Fund
HSBC Prime Money Market Fund	Balanced Strategy Fund
HSBC U.S. Treasury Money Market Fund	Moderate Strategy Fund
HSBC Emerging Markets Debt Fund	Conservative Strategy Fund
HSBC Emerging Markets Local Debt Fund	Income Strategy Fund

HSBC Advisor Funds Trust

HSBC Opportunity Fund

April 14, 2016

To our Shareholders:

We need your vote.

We have been trying to reach you regarding your investment(s) in the above-named fund(s). We are asking for your immediate attention and response to an important shareholder matter. The Special Meeting of Shareholders, which was originally scheduled to take place on April 14, 2016, has been adjourned until April 29, 2016, 10:00 AM Eastern time, due to insufficient voting response from shareholders. Our records indicate that we have not yet received YOUR vote.

Shareholders are being asked to vote on the following proposals:

Proposals		Shareholders Solicited to Vote
1.	To approve election of five nominees to serve as Trustees on the Boards of Trustees (“Proposal 1”)	All Funds

2.	To approve the reorganization of each Trust into a single newly established Delaware statutory trust from a Massachusetts business trust or New York trust, as applicable (“Proposal 2”)	All Funds

3.	To approve an amendment to the current “managers of managers” arrangement for the Funds (“Proposal 3”)	Certain Funds. Please see proxy statement at www.okapivote.com/HSBC for further details

4.	To approve revisions to the Funds’ fundamental investment policies in order to conform and modernize the policies (“Proposal 4”)	Certain Funds. Please see proxy statement at www.okapivote.com/HSBC for further details.

As of April 14, 2016, a majority of the votes received have been cast in favor of the above proposals, not enough shares have voted to constitute a simple quorum for the meeting. Therefore, the proposals have not yet been approved.

Every account, no matter the size, has a direct impact on the outcome of the proxy vote.

Your Fund’s Board of Trustees unanimously recommends that you vote FOR the proposals.

No matter when you receive this email - even if it is past the indicated deadline, it is very important that you vote TODAY. Failure to vote could further delay the meeting and generate unnecessary additional costs.

If you have any questions, please call the Funds’ proxy solicitor, Okapi Partners, toll-free at 877-279-2311.

Thank you for your continued support.